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                                                                   EXHIBIT 10.13
                           FIELDWORKS, INCORPORATED

                                   AMENDMENT
                                      TO
                                    WARRANT


     This Amendment to Warrant, dated as of October 15, 1996 (the "Amendment"), is made by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and Brightstone Capital, Ltd. ("Brightstone Capital").

     WHEREAS, in May and June 1996 Brightstone Fund VI lent the Company an aggregate of $600,000 (the "Brightstone VI Bridge Loans") and Brightstone Fund VII lent the Company an aggregate of $940,000 (the "Brightstone VII Bridge Loans" and, together with the Brightstone VI Bridge Loans, the "Bridge Loans").

     WHEREAS, on August 2, 1996, the Company repaid the Bridge Loans in full, together with all accrued interest thereon.

     WHEREAS, in connection with the Bridge Loans, the Company issued to Brightstone Capital a Warrant, dated as of June 19, 1996, to purchase 15,000 shares of the Company's Common Stock, par value $.001 per share (the "Warrant").

     WHEREAS, at the time of the Bridge Loans, the Company was engaged in preparing for an initial public offering of its Common Stock.

     WHEREAS, in August 1996, such public offering was postponed indefinitely, and the Company has since determined that such public offering is unlikely to be accomplished during the course of the second half of 1996.

     WHEREAS, in light of the postponement of the proposed public offering, the Company has requested, and Brightstone Capital and certain of its affiliates have agreed, to extend the due date of other loans made to the Company from May through September 1996.

     WHEREAS, in connection with such postponement, Brightstone Capital and certain of its affiliates have requested, and the Company has agreed, to adjust the exercise price under certain warrants issued in connection with such loans, including the Warrant.

     WHEREAS, Section 7 of the Warrant provides that the Warrant and the terms thereof may be changed only by an instrument in writing.
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     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendment to Warrant Exercise Price.  The Warrant is hereby amended to
          -----------------------------------
provide that the "Warrant Exercise Price," as defined in the Warrant, shall be Five Dollars ($5.00) per share.

     2.   Miscellaneous.
          -------------

          (a) Except as expressly amended hereby, the Warrant are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                              FIELDWORKS, INCORPORATED


                              By: ___________________________________________
                                  Gary Beeman, Chief Executive Officer


                              BRIGHTSTONE CAPITAL, LTD.


                              By:____________________________________________
                                 Name: ______________________________________
                                 Title: _____________________________________

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